CUSIP No. 470359100	13 G/A	Page 16 of 17 Pages
Exhibit 99.1
AGREEMENT
          Pursuant to Rule 13d-1(k)(1) promulgated pursuant to the Securities Exchange Act of 1934, as amended, the undersigned agree that the attached Schedule 13G/A is being filed on behalf of each of the undersigned with respect to the shares of common stock, $0.01 par value per share, of James River Group, Inc.

February 8, 2008	HRWCP 1 LP
	By:	/s/ Steven J. Tynan
Steven J. Tynan
Manager of General Partner

February 8, 2008	High Ridge Capital Partners II, L.P.
	By:	/s/ Steven J. Tynan
Steven J. Tynan
Manager of General Partner

February 8, 2008	High Ridge GP Holdings LLC
	By:	/s/ Steven J. Tynan
Steven J. Tynan
Manager

February 8, 2008	High Ridge GP II LLC
	By:	/s/ Steven J. Tynan
Steven J. Tynan
Manager

February 8, 2008	Liberty Street Corp.
	By:	/s/ Steven J. Tynan
Steven J. Tynan
President

February 8, 2008	Liberty Street Partners L.P.
	By:	/s/ Steven J. Tynan
Steven J. Tynan
President of General Partner

February 8, 2008	Long Trail Ventures LLC
	By:	/s/ Steven J. Tynan
Steven J. Tynan
Manager

CUSIP No. 470359100	13 G/A	Page 17 of 17 Pages

February 8, 2008	Steven J. Tynan
/s/ Steven J. Tynan
Steven J. Tynan

February 8, 2008	James L. Zech
/s/ James L. Zech
James L. Zech